EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY ANNOUNCES REPURCHASE
OF 1.5 MILLION SHARES

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS (818) 871-3000

          Calabasas Hills, CA – May 10, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced it has recently repurchased 1.5 million shares of its common stock for an aggregate purchase price of approximately $50 million.  The repurchase was made pursuant to an existing share repurchase authorization provided by the Company’s Board of Directors to buy back up to 6,000,000 shares in the open market from time to time as market conditions warrant.  There are approximately 2.4 million shares remaining in the current repurchase authorization, although the authorization does not require the Company to purchase shares and may be terminated at any time.

          “We believe the share repurchase represents an excellent investment opportunity for us at this time and an effective use of capital,” commented David Overton, Chairman and CEO.  “The Company has a healthy balance sheet with a strong cash and marketable securities balance of approximately $135 million.  This will allow us to continue funding our growth plan and we remain on track to open as many as 21 new restaurants, including two to three Grand Lux Cafes, in fiscal 2006.”

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 105 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100